EXHIBIT 99.1

15 West 6th Street, Suite 900 · Tulsa, Oklahoma 74119 · (918) 513-4570 · Fax: (918) 513-4571
www.laredopetro.com
Laredo Petroleum Announces Reduction of Personnel Costs by ~25%
Names Michael T. Beyer as Senior Vice President and Chief Financial Officer
TULSA, OK - April 8, 2019 - Laredo Petroleum, Inc. (NYSE: LPI) ("Laredo" or "the Company") today announced the Company has taken measures to align the Company's cost structure with operational activity, reducing combined cash and non-cash general and administrative expenses and capitalized employee costs by approximately 25% on an annualized basis. Separately, the Company announced the promotion of Michael T. Beyer to Senior Vice President and Chief Financial Officer, immediately replacing Richard C. Buterbaugh.
"The Company has delivered on its commitment to align general and administrative expenses and capitalized employee costs with our current operational activity," commented Randy A. Foutch, Chairman and Chief Executive Officer. "We have reduced our total employee count by approximately 20%, including a greater than 40% reduction at the Vice President and above level, resulting in annualized savings of approximately $30 million. While these actions are always difficult, they are necessary as we focus on increasing corporate-level returns and growing within cash flow from operations."
"Michael's promotion is the latest action in the Company's senior leadership succession planning process," continued Mr. Foutch. "Since the fourth quarter of 2018, we have named a new Chief Operating Officer, Chief Financial Officer and General Counsel. I welcome Michael's expanded leadership role as the Company sharpens it's focus on full-cycle economics and corporate-level returns. I would also like to thank Rick for his contributions over the last seven years. His dedication to Laredo is truly appreciated and I wish him well in his future endeavors."
Mr. Beyer began his career in the oil and gas industry in 2002 and joined Laredo in 2007. Most recently, Mr. Beyer served as the Company's Chief Accounting Officer and was Controller prior to 2014. Mr. Beyer holds a Bachelor of Business Administration in Accounting from The University of Oklahoma and has been a Certified Public Accountant since 2002.
About Laredo
Laredo Petroleum, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Laredo’s business strategy is focused on the acquisition, exploration and development of oil and natural gas properties and the gathering of oil and liquids-rich natural gas from such properties, primarily in the Permian Basin of West Texas.
Additional information about Laredo may be found on its website at www.laredopetro.com.

Forward-Looking Statements
This press release and any oral statements made regarding the subject of this release, including in the conference call referenced herein, contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that Laredo assumes, plans, expects, believes, intends, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future, including, but not limited to, the share repurchase program, which may be suspended or discontinued by the Company at any time, are forward-looking statements. The forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events.
General risks relating to Laredo include, but are not limited to, the decline in prices of oil, natural gas liquids and natural gas and the related impact to financial statements as a result of asset impairments and revisions to reserve estimates, the increase in service costs, hedging activities, possible impacts of pending or potential litigation and other factors, including those and other risks described in its Annual Report on Form 10-K for the year ended December 31, 2018, and those set forth from time to time in other filings with the Securities Exchange Commission ("SEC"). These documents are available through Laredo's website at www.laredopetro.com under the tab "Investor Relations" or through the SEC's Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. Any of these factors could cause Laredo's actual results and plans to differ materially from those in the forward-looking statements. Therefore, Laredo can give no assurance that its future results will be as estimated. Laredo does not intend to, and disclaims any obligation to, update or revise any forward-looking statement.

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Contacts:
Ron Hagood: (918) 858-5504 - RHagood@laredopetro.com

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